Exhibit (a)(2)

BELK, INC.

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

Pursuant to the

Offer to Purchase for Cash by

BELK, INC.

Up to 1,500,000 Shares of Class A Common Stock and

Up to 580,000 Shares of Class B Common Stock

at a Purchase Price of $48.10 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE

AT 12:00 MIDNIGHT, E.D.T., ON MAY 21, 2014,

UNLESS THE OFFER IS EXTENDED.

To:

RALPH A. PITTS

BELK, INC.

2801 WEST TYVOLA ROAD

CHARLOTTE, NORTH CAROLINA 28217-4500

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL CAREFULLY, INCLUDING

THE ACCOMPANYING INSTRUCTIONS, BEFORE CHECKING ANY BOX BELOW.

DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 3 AND 4)
Name(s) and Address(es) of Registered Owner(s) (Please fill in exactly as name(s) appear(s) on certificate(s) Attach signed list if additional space is needed)	Certificate Number(s)(1)	Number of Class A Shares Represented By Certificate(s)	Number of Class B Shares Represented By Certificate(s)	Number of Shares Tendered(2)

TOTAL NUMBER OF SHARES TENDERED

(1)   Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration. Attach additional signed list if necessary. See “Section 1. Number of Shares; Proration” of the Offer to Purchase and Instruction 6 of this Letter of Transmittal.

        1st:                              2nd:                             3rd:                             4th:                            5th:

(2)   If you desire to tender fewer than all shares evidenced by any certificates listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificates will be deemed to have been tendered. See Instruction 4.

YOU MAY USE THE ENCLOSED ENVELOPE WITH THE BLUE LABEL

TO RETURN THIS LETTER OF TRANSMITTAL TO BELK, INC.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF CERTIFICATES FOR SHARES (AS DEFINED BELOW) ARE TO BE FORWARDED WITH IT.

Stockholders whose share certificates are not immediately available or who cannot deliver certificates and any other documents to Belk by the Expiration Date (as defined in the Offer to Purchase) must tender their Shares using the guaranteed delivery procedure set forth in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase. See Instruction 2.

ADDITIONAL INFORMATION IF SHARES HAVE BEEN LOST OR

ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY

☐	Check here if any share certificates you are tendering with this Letter of Transmittal have been lost, stolen, destroyed or mutilated and contact Ralph A. Pitts at Belk at (704) 357-1000.

(BOX BELOW FOR USE BY ELIGIBLE INSTITUTIONS ONLY)

☐	Check here if tendered shares are being delivered pursuant to a notice of guaranteed delivery previously sent to Belk and complete the following:

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. This Letter of Transmittal is to be completed by Belk, Inc. stockholders in connection with the tender of shares of Class A Common Stock, par value $.01 per share (the “Class A Shares”), and shares of Class B Common Stock, par value $.01 per share (the “Class B Shares,” and together with Class A Shares, the “Shares”), pursuant to the Offer to Purchase dated April 24, 2014. Questions and requests for assistance or for additional copies of this Letter of Transmittal may be directed to Ralph A. Pitts at Belk, Inc., 2801 West Tyvola Road, Charlotte, North Carolina 28217-4500, (704) 357-1000.

To: Belk, Inc.

The undersigned hereby tenders to Belk, Inc., a Delaware corporation (“Belk”), the above-described Shares at the price per Share indicated in this Letter of Transmittal, net to the seller in cash, without interest, and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in Belk’s Offer to Purchase dated April 24, 2014, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

Subject to and effective on acceptance for payment of the Shares tendered hereby in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns, and transfers to or upon the order of Belk all right, title and interest in and to all Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints Belk as attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being an irrevocable power coupled with interest), to (upon receipt of the Purchase Price, as defined below, and all accompanying evidences of transfer and authenticity):

(a)	present certificates for such Shares for cancellation and transfer on Belk’s books; and

(b)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants to Belk that:

(a)

the undersigned understands that tenders of Shares pursuant to any one of the procedures described in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that

(1)

the undersigned has a net long position in Shares or equivalent securities at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and

(2)	such tender of Shares complies with Rule 14e-4;

(b)

when and to the extent Belk accepts the Shares for purchase, Belk will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; and

(c)	on request, the undersigned will execute and deliver any additional documents Belk deems necessary or desirable to complete the assignment, transfer and purchase of the Shares tendered hereby.

The names and addresses of the registered owners should be printed, if they are not already printed above, exactly as they appear on the certificates representing Shares tendered hereby. The certificate numbers, the number of Shares represented by such certificates, and the number of Class A Shares and Class B Shares represented by such certificates that the undersigned wishes to tender should be indicated on the appropriate lines.

The undersigned understands that Belk will pay $48.10 per Share (the “Purchase Price”) for Shares validly tendered pursuant to the Offer. The undersigned understands that Belk will buy a maximum of 1,500,000 shares of Class A common stock, or any lesser number of Class A shares that stockholders properly tender in the Offer, and 580,000 shares of Class B common stock, or any lesser number of Class B shares that stockholders properly tender in the Offer, pursuant to the Offer, subject to Belk’s right to increase the size of the Offer as described in “Section 1. Number of Shares; Proration” of the Offer to Purchase. The undersigned understands that all Shares validly tendered will be purchased at the Purchase Price, net to the seller in cash, without interest, and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer, including its proration provisions, and that Belk will return all other Shares, including Shares not purchased because of proration.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Belk may terminate, amend or delay the Offer or may not be required to purchase any of the Shares tendered hereby or may accept for payment fewer than all of the Shares tendered hereby. The undersigned understands that certificate(s) for any Shares not tendered or not purchased will be returned to the undersigned at the address indicated above. The undersigned recognizes that Belk has no obligation to transfer any certificate for Shares from the name of their registered owner.

The undersigned understands that acceptance of Shares by Belk for payment will constitute a binding agreement between the undersigned and Belk upon the terms and subject to the conditions of the Offer.

The check for the Purchase Price for such of the tendered Shares as are purchased will promptly be issued to the order of the undersigned and mailed to the address indicated above.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

NOTE:	SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

ODD LOTS

(See Instruction 6)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 11, 2014, and who continues to own beneficially as of the Expiration Date (as defined in Belk’s Offer to Purchase), an aggregate of fewer than 100 shares of common stock of Belk.

The undersigned either (check one box):

☐	was the beneficial owner, as of the close of business on April 11, 2014, of an aggregate of fewer than 100 Shares of common stock of Belk, all of which are being tendered, or

☐	is a broker, dealer, commercial bank, trust company or other nominee which

(a)	is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

(b)

believes, based on representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on April 11, 2014, of an aggregate of fewer than 100 Shares of common stock of Belk and is tendering all such Shares

REGISTERED OWNER(S) SIGN HERE (See Instructions 1 and 5) (PLEASE COMPLETE SUBSTITUTE IRS FORM W-9 CONTAINED HEREIN)

(Stockholder Signature)

(Stockholder Signature)

Must be signed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 5.

Name and Capacity of Each Stockholder Signing Above (PLEASE PRINT)

(Print name and title)

(Print name and title)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 5 for a description of circumstances in which signature guarantees are required)
Authorized Signature of Guarantor:

Name:
(Please Print)

Title:

Name of Firm:

Address:

Area Code and Telephone Number

Dated: , 2014

INSTRUCTIONS FORMING PART OF THE TERMS OF THE OFFER

(1) Guarantee of Signatures. No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered owner of the Shares exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal; or

(b) such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States (each such entity an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instructions 5(d) and 8.

(2) Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be used only if certificates are delivered with it to Belk (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to Belk). Certificates for all physically tendered Shares, together in each case with a properly completed and duly executed Letter of Transmittal or facsimile of it, and any other documents required by this Letter of Transmittal, should be mailed or delivered to Belk at the appropriate address set forth herein and must be delivered to Belk on or before the Expiration Date (as defined in the Offer to Purchase) by mail, hand or overnight delivery.

Stockholders whose certificates are not immediately available, or who cannot deliver Shares and all other required documents to Belk on or before the Expiration Date, may tender their Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery and by otherwise complying with the guaranteed delivery procedure set forth in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase. Pursuant to such procedure, the certificates for all physically tendered Shares, as well as a properly completed and duly executed Letter of Transmittal and all other documents required by this Letter of Transmittal, must be received by Belk within five business days after receipt by Belk of such Notice of Guaranteed Delivery, all as provided in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase.

The Notice of Guaranteed Delivery may be delivered by hand, mail or overnight delivery to Belk and must include a signature guarantee by an Eligible Institution in the form set forth in such Notice. For Shares to be validly tendered pursuant to the guaranteed delivery procedure, Belk must receive the Notice of Guaranteed Delivery on or before the Expiration Date.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

Belk will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional Shares. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender.

(3) Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule, signed, as applicable, by the registered owner of the Shares or by an authorized representative of an Eligible Institution pursuant to a signature guarantee attached to this Letter of Transmittal.

(4) Partial Tenders and Unpurchased Shares. If fewer than all of the Shares evidenced by any certificate are to be tendered, fill in the number of Shares which are to be tendered in the “Number of Shares Tendered” column. In such case, if any tendered Shares are purchased, a new certificate for the remainder of the Shares evidenced by the old certificate(s) will be issued and sent to the registered holders promptly after the Expiration Date. All Shares represented by the certificate(s) listed and delivered to Belk are deemed to have been tendered unless otherwise indicated.

(5) Signatures on Letter of Transmittal, Stock Powers and Endorsements.

(a)

If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates without any change whatsoever.

(b)	If the Shares are registered in the names of two or more joint owners, each such owner must sign this Letter of Transmittal.

(c)

If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or copies thereof) as there are different registrations of certificates.

(d)

When this Letter of Transmittal is signed by the registered owner(s) of the Shares listed and transmitted hereby, no endorsements of certificate(s) representing such Shares or separate stock powers are required. If this Letter of Transmittal is signed by a person other than the registered owner of the certificates listed, however, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate, and the signatures on such certificate or stock powers must be guaranteed by an Eligible Institution (as defined in Instruction 1(b) above). See Instruction 1.

(e)

If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to Belk of their authority so to act.

(6) Odd Lots. As described in “Section 1. Number of Shares; Proration” of the Offer to Purchase, if Belk is to purchase less than all Shares tendered before the Expiration Date, the Shares purchased first will consist of all Shares tendered by any stockholder who owned beneficially, as of the close of business on April 11, 2014, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and who tenders all of his Shares. This preference will not be available unless the box captioned “Odd Lots” is completed.

(7) Irregularities. Belk will determine all questions as to the number of Shares to be accepted, the price to be paid for the Shares and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares in its reasonable discretion. Belk also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any particular Shares. No tender of Shares will be deemed to be validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Belk shall determine. Any waiver shall apply to all stockholders. Neither Belk nor any other person is or will be obligated to give notice of defects or irregularities in tenders, nor shall Belk or any other person incur any liability for failure to give any such notice.

(8) Questions, Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to, or additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, Belk or from your broker, dealer, commercial bank or trust company which holds your Shares.

(9) IRS Form W-9. Each tendering stockholder that is a U.S. person for federal income tax purposes is required to provide Belk with a correct taxpayer identification number (“TIN”) on IRS Form W-9 (the “Form W-9”) and, if applicable, to indicate that the stockholder is not subject to backup withholding. Failure to provide the information on the form or to certify that the stockholder is not subject to backup withholding may subject the tendering stockholder to 28% backup withholding on the payments made to the stockholder or other payee with respect to Shares purchased pursuant to the Offer.

(10) Withholding on Foreign Stockholders. A foreign stockholder cannot provide an IRS Form W-9 to Belk. Instead of providing an IRS Form W-9, a foreign stockholder should provide Belk with a duly executed IRS Form W-8BEN (or, depending on the circumstances, IRS Form W-8ECI or another type of IRS Form W-8).

Belk intends to withhold federal income taxes equal to 30% of the gross payments payable to a foreign stockholder unless Belk determines that a reduced rate of withholding or an exemption from withholding is applicable. A foreign stockholder may be eligible to obtain a refund of tax withheld if such stockholder meets one of the three tests for capital gain or loss treatment described in “Section 15. Material United States Federal Income Tax Consequences” of the Offer to Purchase or is otherwise able to establish that no tax or a reduced amount of tax was due.

IMPORTANT: This Letter of Transmittal or a manually signed copy of it (together with share certificates and all other required documents) or the notice of guaranteed delivery must be received by Belk on or before the Expiration Date. Stockholders should return a completed IRS Form W-9 with their Letter of Transmittal.

IMPORTANT TAX INFORMATION

Under federal income tax law, a stockholder whose tendered Shares are accepted for payment is required to provide Belk with such stockholder’s correct TIN on Form W-9. If Belk is not provided with the correct TIN, the Internal Revenue Service may subject the stockholder or other payee to a $50.00 penalty. In addition, payments that are made to such stockholder or other payee with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

If backup withholding applies, Belk is required to withhold 28% of any such payments made to the stockholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Certain stockholders (including, among others, all corporations and certain foreign persons) are considered “exempt recipients” and are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit an IRS Form W-8BEN, signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8BEN can be obtained from Belk upon request or from the IRS website (www.irs.gov). Payments to foreign stockholders may be subject to a 30% U.S. withholding tax.

Form W-9	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax classification:					Exemptions (see instructions): Exempt payee code (if any) Exemption from FATCA reporting code (if any)
☐ Individual/sole proprietor	☐ C Corporation	☐ S Corporation	☐ Partnership	☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Other (see instructions) ▶
Address (number, street, and apt. or suite no.)				Requester’s name and address (optional)
City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid		Social security number
backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification			–	–
number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose		Employer identification number
number to enter.		–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below), and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at www.irs.gov/w9. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 8-2013)

Form W-9 (Rev. 8-2013)	Page 2

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulation section 301.7701-2(c)(2)(iii). Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the Exemptions box, any code(s) that may apply to you. See Exempt payee code and Exemption from FATCA reporting code on page 3.

Form W-9 (Rev. 8-2013)	Page 3

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2 – The United States or any of its agencies or instrumentalities

3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities

5 – A corporation

6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7 – A futures commission merchant registered with the Commodity Futures Trading Commission

8 – A real estate investment trust

9 – An entity registered at all times during the tax year under the Investment Company Act of 1940

10 – A common trust fund operated by a bank under section 584(a)

11 – A financial institution

12 – A middleman known in the investment community as a nominee or custodian

13 – A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for .. . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except
for 7
Broker transactions	Exempt payees 1 through 4 and 6
through 11 and all C corporations. S
corporations must not enter an exempt
payee code because they are exempt
only for sales of noncovered securities
acquired prior to 2012.
Barter exchange transactions and	Exempt payees 1 through 4
patronage dividends
Payments over $600 required to be	Generally, exempt payees
reported and direct sales over $5,000[1]	1 through 5[2]
Payments made in settlement of	Exempt payees 1 through 4
payment card or third party network transactions
[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947(a)(1)

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 8-2013)	Page 4

What Name and Number To Give the Requester
For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee [1] The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]	You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

    To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.